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Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

        Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Silicon Laboratories Inc. (the "Company") hereby certify that:

            (i)  the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

           (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities Exchange Commission or its staff upon request.

Date: February 1, 2017

/s/ G. TYSON TUTTLE G. Tyson Tuttle President and Chief Executive Officer
/s/ JOHN C. HOLLISTER John C. Hollister Senior Vice President and Chief Financial Officer

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  Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer